SCHEDULE 14A

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                             MTS SYSTEMS CORPORATION
                (Name of Registrant as Specified in Its Charter)

                                       N/A
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
     0-11.

     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transactions applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:

[LOGO] MTS(R) MTS SYSTEMS CORPORATION
              14000 Technology Drive
              Eden Prairie, MN 55344-2290
              Telephone 952-937-4000
              Fax 952-937-4515

--------------------------------------------------------------------------------



January 14, 2003



Dear MTS Shareholder:

     On behalf of the Board of Directors, we want to invite you to attend your Company's Annual Meeting of Shareholders. The meeting will be held on Wednesday, February 12, 2003 at 5:00 p.m. at the Company's headquarters in Eden Prairie, Minnesota.

     We would like all our shareholders to be represented at the Annual Meeting, in person or by proxy. Last year 91.7% of the shares were voted and we thank our shareholders for that response. Please help us by taking a few minutes to complete the enclosed proxy card and then drop it in the mail even if you plan to attend the Annual Meeting. Shareholders who attend the Annual Meeting may revoke their proxies and vote in person if they desire. Your promptness is much appreciated.

                                            Very truly yours,

                                            /s/ Sidney W. Emery, Jr.

                                            Sidney W. Emery, Jr.
                                            CHAIRMAN AND CHIEF EXECUTIVE OFFICER

                             MTS SYSTEMS CORPORATION

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         TO BE HELD FEBRUARY 12, 2003


     The Annual Meeting of Shareholders of MTS Systems Corporation (the "Company") will be held on Wednesday, February 12, 2003 at the Company's headquarters located at 14000 Technology Drive, Eden Prairie, Minnesota 55344. The meeting will convene at 5:00 p.m., Central Standard Time, for the following purposes:

     1. To elect seven directors to hold office until the next Annual Meeting of Shareholders or until their successors are duly elected;

     2. To ratify and approve the appointment of independent certified public accountants for the Company for the current fiscal year; and

     3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on December 27, 2002 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and at any adjournments or postponements thereof.


                                                     For the Board of Directors,

                                                     /s/ John R. Houston

                                                     John R. Houston
                                                     SECRETARY


MTS Systems Corporation
14000 Technology Drive
Eden Prairie, Minnesota 55344

January 14, 2003

--------------------------------------------------------------------------------
ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD, WHICH IS LOCATED ON THE OUTSIDE OF THE ENVELOPE, AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A POSTAGE-PAID ENVELOPE IS ENCLOSED FOR THIS PURPOSE. THE PROXY IS SOLICITED BY MANAGEMENT AND MAY BE REVOKED OR WITHDRAWN BY YOU AT ANY TIME BEFORE IT IS EXERCISED.
--------------------------------------------------------------------------------

                             MTS SYSTEMS CORPORATION

                            ----------------------
                                 PROXY STATEMENT
                            ----------------------


                                     GENERAL

     This Proxy Statement is furnished to the shareholders of MTS Systems Corporation (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders to be held on Wednesday, February 12, 2003 (the "Annual Meeting") at 5:00 p.m., Central Standard Time, at the Company's headquarters located at 14000 Technology Drive, Eden Prairie, Minnesota 55344, or any adjournments or postponements thereof.

     The Company will bear the entire cost of the solicitation of proxies, including the preparation, assembly, printing and mailing of this Proxy Statement and any additional information furnished to shareholders. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies by telephone, facsimile or in person. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in shares registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses. The Company's principal offices are located at 14000 Technology Drive, Eden Prairie, Minnesota 55344 and its telephone number is (952) 937-4000.

     The Company intends to mail this Proxy Statement and the accompanying proxy card on or about January 14, 2003 to all holders of the Common Stock of the Company as of the record date of December 27, 2002 who are entitled to vote at the Annual Meeting.

     Any proxy may be revoked by request in person at the Annual Meeting or by written notice mailed or delivered to the Secretary of the Company at any time before it is voted. If not revoked, proxies will be voted as specified by the shareholders. The shares represented by proxies that are signed but which lack any such specification will be voted in favor of the proposals set forth in the Notice of Annual Meeting of Shareholders and in favor of the slate of directors proposed by the Board of Directors in this Proxy Statement.

     Each item of business presented at this Annual Meeting of Shareholders must be approved by the affirmative vote of the holders of a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on that item of business. Votes cast by proxy or in person at the Annual Meeting will be tabulated to determine whether or not a quorum is present. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum and in tabulating votes cast on proposals presented to shareholders for a vote, but as not voted for purposes of determining the approval of the matter on which the shareholder abstains. Consequently, an abstention will have the same effect as a negative vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

                   OUTSTANDING SECURITIES AND VOTING RIGHTS

     The Company has outstanding only one class of stock, $.25 par value common stock (the "Common Stock"), of which 21,188,552 shares were issued and outstanding on December 27, 2002. Each share is entitled to one vote on all matters presented to shareholders.

     Shareholders have cumulative voting rights in the election of directors. If any shareholder gives proper written notice to any officer of the Company before the Annual Meeting, or to the presiding officer at the Annual Meeting, that shareholder may cumulate votes for the election of directors by multiplying the number of votes to which the shareholder is entitled by the number of directors to be elected and casting all such votes for one nominee or distributing them among any two or more nominees.

     Only shareholders of record at the close of business on December 27, 2002 will be entitled to vote at the Annual Meeting. The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business.


          SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

     The following table sets forth, as of the close of business on December 27, 2002, the number and percentage of outstanding shares of Common Stock of the Company beneficially owned (i) by each person who is known to the Company to beneficially own more than five percent (5%) of the Common Stock of the Company,
(ii) by each director of the Company, (iii) by each executive officer named in the Summary Compensation Table below, and (iv) by all directors and executive officers of the Company as a group:

                                                 NUMBER OF SHARES      PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER            BENEFICIALLY OWNED     OF CLASS
--------------------------------------------  ----------------------  ----------
         Putnam Investments, LLC                   1,991,288(1)          9.4%
          One Post Office Square
          Boston, MA 02109
         Mairs and Power Growth Fund, Inc.         1,794,100(2)          8.5%
          332 Minnesota Street, Suite W-2062
          Saint Paul, MN 55101
         Dimensional Fund Advisors Inc.            1,478,155(3)          7.0%
          1299 Ocean Avenue
          Santa Monica, CA 90401
         State of Wisconsin Investment Board       1,434,000(4)          6.8%
          121 East Wilson Street
          Madison, WI 53702
         E. Thomas Binger                          1,142,000(5)          5.4%
          15500 Wayzata Boulevard
          Wayzata, MN 55391
         Sidney W. Emery, Jr.                        377,583(6)(7)       1.8%
         Charles A. Brickman                         193,000(6)(8)         *

                                            NUMBER OF SHARES          PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER       BENEFICIALLY OWNED        OF CLASS
------------------------------------     -----------------------     ---------
Mauro G. Togneri                                66,867(6)(9)             *
Linda Hall Whitman                              22,374(6)                *
Brendan C. Hegarty                              20,000(6)                *
Jean-Lou Chameau                                19,000(6)                *
Laura B. Hamilton                               17,467(6)                *
Susan E. Knight                                 16,667(6)(10)            *
Donald G. Krantz                                15,781(6)                *
Bruce D. Hertzke                                 8,000(6)                *
Barb J. Samardzich                               8,000(6)                *
Merlin E. Dewing                                 4,000(6)                *
All directors and executive officers           894,220(6)              4.1%
  as a group (18 persons)

------------------
*Less than 1%.

(1) According to the Schedule 13F filed on November 14, 2002 with the Securities and Exchange Commission ("SEC"), Putnam Investments, LLC has reported that as of September 30, 2002, it has shared investment power over 1,991,288 shares, sole voting power over 422,060 shares, and no voting power over 1,569,228 shares.

(2) According to the Schedule 13F filed on November 18, 2002 with the SEC, Mairs and Power Growth Fund, Inc. has reported that as of September 30, 2002, it has sole voting power and sole investment power over 1,794,100 shares.

(3) According to the Schedule 13F filed on October 28, 2002 with the SEC, Dimensional Fund Advisors Inc. ("Dimensional") has reported that as of September 30, 2002, it has sole voting power and sole investment power over 1,478,155 shares. Dimensional has advised the Company that Dimensional, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts (these investment companies and investment vehicles are referred to as the "Portfolios"). The Portfolios own all securities reported in this proxy statement, and Dimensional disclaims beneficial ownership of such securities.

(4) According to the Schedule 13F filed on November 6, 2002 with the SEC, the State of Wisconsin Investment Board has reported that as of September 30, 2002, it has sole voting power and sole investment power over 1,434,000 shares.

(5)  As reported by Mr. Binger to the Company.

(6) Includes the following number of shares which could be purchased under stock options exercisable within sixty (60) days of December 27, 2002: Mr. Emery, 260,583 shares; Mr. Brickman, 19,000 shares; Mr. Togneri, 45,867 shares; Dr. Whitman, 19,000 shares; Dr. Hegarty, 19,000 shares; Dr. Chameau, 15,000 shares; Ms. Hamilton 17,467 shares; Ms. Knight, 6,667 shares; Mr. Krantz, 15,101 shares; Mr. Hertzke, 8,000 shares; Ms. Samardzich, 8,000 shares; Mr. Dewing, 4,000 shares; and by all directors and executive officers as a group, 523,139 shares.

(7) Includes 75,575 shares owned jointly with his spouse; the voting and investment power over those shares are shared accordingly.

(8) Includes 174,000 shares owned by the Charles A. Brickman 2002 Qualified Annuity Trust.

(9) Includes 3,840 shares owned jointly with his spouse; the voting and investment power over those shares are shared accordingly.

(10) Includes 10,000 shares of restricted stock, which vest in three equal annual installments commencing on November 26, 2003. Ms. Knight has sole voting power but no investment power over these shares.

                              ELECTION OF DIRECTORS

                                  (PROPOSAL #1)

     Seven directors will be elected at the Annual Meeting. The Board of Directors has nominated for election the seven persons named below and each has consented to being named a nominee. Mr. Merlin E. Dewing was appointed to the Board of Directors in August 2002. Mr. Bobby I. Griffin, a director since 1993, retired from the Board in May 2002 and Mr. Charles A. Brickman, a director since 1968, will retire from the Board in February 2003 at the end of his current term and will not stand for re-election at the Annual Meeting. Each nominee listed below is currently a director of the Company and will, if elected, serve until the next Annual Meeting of Shareholders or until a successor is elected. If any nominee is unable to serve as a director, the persons named in the proxies have advised that they will vote for the election of such substitute nominee as the Board of Directors may propose. It is intended that proxies will be voted for such nominees. The proxies cannot be voted for a greater number of persons than seven.

     The names of the nominees, their principal occupations for at least the past five years and other information are set forth below:



[PHOTO]                                 Provost and Vice President at the
                                        Georgia Institute of Technology since
JEAN-LOU CHAMEAU -- Age 49              June 2001; Dean of the College of
DIRECTOR SINCE 1998                     Engineering and Georgia Research
                                        Alliance Eminent Scholar at the Georgia
                                        Institute of Technology from 1997 to
                                        June 2001; Vice Provost for Research and
                                        Dean of Graduate Studies at the Georgia
                                        Institute of Technology from 1995 to
                                        1997; President of Golder Associates,
                                        Inc. from 1994 to 1995; Director of the
                                        School of Civil and Environmental
                                        Engineering at the Georgia Institute of
                                        Technology from 1991 to 1994; Professor
                                        at the Geotechnical Engineering Program
                                        at Purdue University from 1980 to 1991;
                                        a director of a number of privately-held companies and non-profit organizations.


[PHOTO]                                 Chairman and founder of Dewing Financial
                                        Services, Inc. since January 1998;
MERLIN E. DEWING -- Age 68              Chairman of KPMG BayMark from April 1995
DIRECTOR SINCE 2002                     to December 1997; various executive
                                        positions with KPMG LLP from 1961 to
                                        1995, including Vice-Chairman -- Audit;
                                        former President of the Minnesota
                                        Society of CPAs and former Chairman of
                                        the Greater Minneapolis Chamber of
                                        Commerce; Director of Sky Auction, Born
                                        Information Services, Inc., Thrivent
                                        Bank and Banner Health Systems; a
                                        director of a number of non-profit
                                        organizations.

[PHOTO]                                 Chairman of the Board of Directors of
                                        the Company since January 1999; Chief
SIDNEY W. EMERY, JR. -- Age 56          Executive Officer and President of the
DIRECTOR SINCE 1998                     Company since March 1998; management and
                                        executive positions with Honeywell, Inc.
                                        (manufacturer of control systems) from
                                        1985 to 1997 (Area Vice President,
                                        Western and Southern Europe from 1994 to
                                        1997; Group Vice President, Military
                                        Avionics Systems from 1989 to 1994; Vice
                                        President and General Manager, Space
                                        Systems Division from 1988 to 1989; Vice
                                        President, Operations, Process Controls
                                        Division from 1985 to 1988); a director
                                        of the Minnesota Business Partnership.


[PHOTO]                                 Chief Executive Officer and Director of
                                        QuickMedx, Inc. (health care services
LINDA HALL WHITMAN -- Age 54            company) since May 2002; President of
DIRECTOR SINCE 1995                     Ceridian Performance Partners, Ceridian
                                        Corporation from 1996 through December
                                        2000; Vice President, Business
                                        Integration, Ceridian Corporation
                                        (information services company) from 1995 to 1996; management and executive positions with Honeywell, Inc.
                                        (manufacturer of control systems) from
                                        1980 to 1995, most recently as Vice
                                        President, Consumer Business Group from
                                        1993 to 1995; consultant, psychologist,
                                        social worker and special education
                                        teacher in Minnesota and Michigan
                                        schools from 1969 to 1980; Director and
                                        Chair of the Compensation Committee of
                                        Health Fitness Corporation; Director of
                                        August Technologies, Inc.; Deputy Chair
                                        of the 9th District Federal Reserve Bank
                                        Board of Directors, and a member of the
                                        Sagebrush Corporation Board of
                                        Directors, the Minnesota Women's
                                        Economic Roundtable, the Committee of
                                        200, and the Minnesota Science Museum
                                        Board of Trustees.


[PHOTO]                                 Chief Executive Officer of Nano
                                        Magnetics (start-up nanotechnology
BRENDAN C. HEGARTY -- Age 60            company located in the United Kingdom)
DIRECTOR SINCE 1998                     since June 2001; Executive Vice
                                        President and Chief Operating Officer of
                                        Seagate Technology (manufacturer of
                                        computer disk drives) from 1993 to 1998;
                                        Senior Vice President and Chief
                                        Technical Officer since 1989; Vice
                                        President of Thin Film Head Operations
                                        for Control Data Corporation (computer
                                        hardware and software company) from 1988 to 1989; management and executive positions with IBM (computer hardware and software company) from 1967 to 1987.

[PHOTO]                                 Chairman and Chief Executive Officer of
                                        Winnebago Industries, Inc. (manufacturer
BRUCE D. HERTZKE -- Age 51              of motor homes and recreation vehicles)
DIRECTOR SINCE 2001                     since 1998, President since 1996 and
                                        director since 1997; Chief Operating
                                        Officer and Senior Vice President of
                                        Winnebago Industries from 1995 to 1998;
                                        formerly, held various positions with
                                        Winnebago Industries since 1971;
                                        director and member of the Executive
                                        Committee of the Recreation Vehicle
                                        Industry Association; director of a
                                        number of civic and trade organizations.


[PHOTO]                                 Executive Director -- Lifestyles/Youth
                                        Vehicles of Ford Motor Company ("Ford")
BARB J. SAMARDZICH -- Age 44            since October 2002; Chief Engineer for
DIRECTOR SINCE 2001                     the Automatic Transmission Engineering
                                        Operations of Ford from January 2000 to
                                        October 2002; Quality Director for the
                                        Small and Medium Vehicle Center of the
                                        European operations of Ford from March
                                        1999 to January 2000; previously held
                                        various positions in the Powertrain
                                        division of Ford from September 1990 to
                                        December 1998. Prior to joining Ford,
                                        Ms. Samardzich held various engineering, sales and marketing positions in the Commercial Nuclear Fuel Division of
                                        Westinghouse Electric Corporation from

     The affirmative vote of the holders of a majority of the shares of Common Stock of the Company represented at the Annual Meeting in person or by proxy is required for the election of the above nominees.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" EACH NOMINEE LISTED.


OTHER INFORMATION REGARDING THE BOARD

     MEETINGS. The Board of Directors met six times during fiscal year 2002, which ended September 28, 2002. The Board of Directors also took action in writing in lieu of a meeting three times during fiscal year 2002, which all of the directors signed. None of the directors attended fewer than 75% of the aggregate of the total number of Board meetings and Committee meetings on which he or she served during fiscal year 2002.

     BOARD COMMITTEES. The Audit Committee of the Board of Directors, which is currently composed of Mr. Brickman (Chair), Dr. Chameau, Mr. Dewing and Dr. Whitman, met ten times during fiscal year 2002. Among other duties, the Audit Committee reviews and evaluates significant matters relating to the audit and internal controls of the Company, reviews and approves management's processes to ensure compliance with laws and regulations, reviews the scope and results of the audits by, and the recommendations of, the Company's independent auditors and approves services provided by the auditors. The Audit Committee also reviews the audited financial statements of the Company and meets quarterly prior to filing of the Company's quarterly and annual reports containing financial statements with the Securities and Exchange Commission ("SEC").

     A report of the Audit Committee is also contained in this Proxy Statement. All members of the Company's Audit Committee are independent directors as defined by the rules of the National Association of Securities Dealers (NASD) for companies listed on the Nasdaq National Market.

     The Human Resources Committee of the Board of Directors, which is currently composed of Mr. Hertzke (Chair), Dr. Hegarty and Ms. Samardzich, met four times during fiscal year 2002 and took action in writing one time, which all committee members signed. The Human Resources Committee makes recommendations to the Board of Directors regarding the employment practices and policies of the Company and the compensation paid to Company officers, administers the Company's retirement plans, and administers and grants awards under the Company's stock option plans.

     The Governance Committee of the Board of Directors, which is currently composed of Dr. Whitman (Chair), Mr. Dewing, Mr. Hertzke and Ms. Samardzich, met once during fiscal year 2002. The responsibilities of the Governance Committee include Board governance practices, Board evaluation and chief executive officer succession planning, as well as functioning as a nominating committee and making Board membership recommendations.

                             EXECUTIVE COMPENSATION


SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table shows, for the fiscal year ended September 28, 2002 and the fiscal years ended September 30, 2001 and 2000, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to Sidney W. Emery, Jr., the Company's Chairman, Chief Executive Officer and President, and each of the other most highly compensated executive officers of the Company, as determined in accordance with the SEC rules (together with Mr. Emery, the "Named Executives"):


                           SUMMARY COMPENSATION TABLE

                                                                   LONG-TERM
                                          ANNUAL COMPENSATION     COMPENSATION
                                         ---------------------   -------------
                                                                   SECURITIES
                                                                   UNDERLYING      ALL OTHER
                                           SALARY      BONUS        OPTIONS       COMPENSATION
NAME AND PRINCIPAL POSITION      YEAR       ($)        ($)(1)         (#)            ($)(2)
-----------------------------   ------   ---------   ---------   -------------   -------------
Sidney W. Emery, Jr.            2002      377,212     119,140        61,000          10,884
 Chairman, Chief Executive      2001      363,222     328,290        60,000          11,052
 Officer and President          2000      343,848         -0-        70,000          10,396

Susan E. Knight(3)              2002      212,315     100,000        44,000          10,384
 Chief Financial Officer
 and Vice President

Laura B. Hamilton               2002      164,785      98,520        15,500          10,884
 Vice President                 2001      161,049     131,046        14,000          11,052
                                2000      137,457      31,026        12,000           9,142

Donald G. Krantz                2002      150,809     107,074        12,300          10,884
 Vice President                 2001      147,645     131,046        22,000           9,877
                                2000       78,577       5,061         2,800           7,086

Mauro G. Togneri                2002      179,504      75,107        11,800          10,884
 Vice President                 2001      177,113      64,977        12,000          11,052
                                2000      170,856     104,070        11,800          10,396

------------------
(1) Except as otherwise noted, represents earnings under the Management Variable Compensation Plan. The amounts listed were earned in the fiscal year shown and were paid or will be paid in the following year, unless deferred by the Named Executive. For Mr. Krantz, 2002 includes a $9,174 bonus payment under a sales-based bonus program. For Mr. Togneri, 2002 includes a $50,000 bonus payment in recognition of the additional responsibility of leading the Automation Division.

(2) Represents contributions by the Company to the Company's Profit Sharing Retirement Plan and the Company's 401(k) Plan on behalf of the Named Executives.

(3)  Ms. Knight joined the Company in October 2001.

STOCK OPTIONS

     The following table sets forth information concerning grants of stock options under the Company's Stock Option Plans to the Named Executives during the fiscal year ended September 28, 2002:



                        OPTION GRANTS IN LAST FISCAL YEAR

                           NUMBER OF          PERCENT OF TOTAL
                          SECURITIES           OPTIONS GRANTED                                         GRANT DATE
                          UNDERLYING            TO EMPLOYEES        EXERCISE PRICE     EXPIRATION     PRESENT VALUE
NAME                  OPTIONS GRANTED(1)     IN FISCAL YEAR (%)        ($/SHARE)          DATE            $(2)
------------------   --------------------   --------------------   ----------------   ------------   --------------
S. W. Emery, Jr.           61,000                     8.8          $ 10.51               6/17/07        231,092

S. E. Knight               24,000                     3.5          $ 10.51               6/17/07         90,922
                           20,000                     2.9          $ 10.90              10/22/06         78,613

L. B. Hamilton             15,500                     2.2          $ 10.51               6/17/07         58,719

D. G. Krantz               12,300                     1.8          $ 10.51               6/17/07         46,597

M. G. Togneri              11,800                     1.7          $ 10.51               6/17/07         44,702

------------------
(1) Each option becomes exercisable in equal installments over a period of three years commencing one year after the date of grant.

(2) Based upon a Black-Scholes valuation method. Weighted average assumptions used include expected average option life (2.39 years), risk-free interest rate (2.86%), dividend yield (2.28%) and historical volatility (.6469).


OPTION EXERCISES AND HOLDINGS

     The following table sets forth information with respect to the Named Executives concerning the exercise of options during the fiscal year ended September 28, 2002 and unexercised options held as of September 28, 2002:


                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                            NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                                                           UNDERLYING UNEXERCISED                 IN-THE-MONEY
                         SHARES                             OPTIONS AT FY-END (#)             OPTIONS AT FY-END ($)(1)
                       ACQUIRED ON         VALUE       -------------------------------   ---------------------------------
NAME                  EXERCISE (#)     REALIZED ($)     EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
------------------   --------------   --------------   -------------   ---------------   -------------   --------------
S. W. Emery, Jr.              -0-              -0-        260,583          124,333           54,774             54,774

S. E. Knight                  -0-              -0-            -0-           44,000              -0-                -0-

L. B. Hamilton                -0-              -0-         16,667           29,633           23,336             11,668

D. G. Krantz                  -0-              -0-         11,801           28,199           15,946             22,754

M. G. Togneri               1,800            7,810         45,867           23,733           18,468              9,233

------------------
(1) Based on closing price of $9.66 per share of the Company's Common Stock on September 27, 2002.

EQUITY COMPENSATION PLAN INFORMATION

     The following table sets forth aggregate information regarding grants under all equity compensation plans of the Company as of September 28, 2002:

                                                                                       NUMBER OF SECURITIES
                                                                                  REMAINING AVAILABLE FOR FUTURE
                          NUMBER OF SECURITIES TO BE       WEIGHTED-AVERAGE            ISSUANCE UNDER EQUITY
                            ISSUED UPON EXERCISE OF        EXERCISE PRICE OF            COMPENSATION PLANS
                             OUTSTANDING OPTIONS,        OUTSTANDING OPTIONS,     (EXCLUDING SECURITIES REFLECTED
                              WARRANTS AND RIGHTS         WARRANTS AND RIGHTS             IN COLUMN (a))
PLAN CATEGORY                         (a)                         (b)                           (c)
----------------------   ----------------------------   ----------------------   --------------------------------
EQUITY COMPENSATION
PLANS APPROVED BY
SECURITY HOLDERS                   3,022,062                   $ 11.27                       1,823,910(1)

EQUITY COMPENSATION
PLANS NOT APPROVED BY
SECURITY HOLDERS                           0                         0                               0
                                   ---------                   -------                       -----------
  TOTAL                            3,022,062                   $ 11.27                       1,823,910

------------------
(1) Includes 750,000 shares available for issuance under the 2002 Employee Stock Purchase Plan as of September 28, 2002.


HUMAN RESOURCES COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     This is the report of the Company's Human Resources Committee, which is composed of the undersigned Board members. Mr. Hertzke, Dr. Hegarty and Ms. Samardzich are non-employee directors of the Company, serving 1.5, 4 and 1 years, respectively. This report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

     The Human Resources Committee is responsible for executive compensation, employment contracts, the Management Variable Compensation and Stock Option Plans, and certain other employee benefit plans, such as the Company's Profit Sharing/Retirement Plans. The compensation philosophy of the Company is to be competitive with comparable and directly competitive companies to attract and motivate highly qualified employees.

     The Company uses various compensation surveys -- international, national and local -- to develop its compensation strategy and plans. These surveys are also used by the Human Resources Committee for executive compensation. In general, the Committee does not use outside consultants to prepare specific studies for it unless it judges the available survey data to be incomplete or unsuitable.

     There are four components to the Company's executive compensation program upon which executive officers named in the Summary Compensation Table are compensated: (1) base salary; (2) management variable compensation (identified in the Summary Compensation Table above under the heading "Bonus"); (3) stock options; and (4) profit sharing/retirement. The Committee may adjust the mix of these components from year to year according to survey data. In general, the Company's compensation programs are competitive with average survey data.

     BASE SALARY. Executive base salary is adjusted annually in January based on performance against developmental objectives the Committee believes are critical to the Company's long-term progress. These objectives include, but are not limited to, progress on the Company's current business plan's objectives, longer-term strategies and staff development.

     MANAGEMENT VARIABLE COMPENSATION. The Human Resources Committee annually reviews the Management Variable Compensation Plan and approves the goals of the Named Executives. They also recommend to the full Board of Directors the corporate earnings and working capital objectives upon which the Chief Executive Officer's variable compensation is principally based. These objectives are a mix of per share earnings, earnings before interest and tax, working capital as a rate to revenue and other measures as deemed appropriate.

     Variable compensation is paid to each recipient by December 30 following the close of the fiscal year unless the executive elects to defer a portion in the Company's non-qualified, non-secured compensation deferral plan.

     STOCK OPTIONS. The Company's current Stock Option Plans include directors, executives, managers and key functional and technical leaders and may also include consultants. Stock options are priced and granted annually. In connection with Susan E. Knight's hiring in October 2001, Ms. Knight was granted an option to purchase 20,000 shares of the Company's stock. The Company officers also from time to time recommend to the Committee for its approval at regular Board of Directors' meetings stock option grants to employees who have shown exceptional service. These discretionary stock options do not exceed 15% of the number of shares that are granted annually and are priced as of the date of approval. Options outstanding under current plans typically fully vest in three years and all options expire in seven years or less.

     PROFIT SHARING/RETIREMENT. The Company sponsors an all employee Profit Sharing/Retirement Plan for U.S. employees. All of the executives listed in the above tables are included in this Profit Sharing Plan.

     The Company also has a 401(k) Plan for U.S. employees, including executives, under which the Company partially matches employee contributions at a proportion set by the Company. The Human Resources Committee annually approves the Company's matching formula for all employees.

     In fiscal year 2002, the Company amended and restated the Company's change of control agreements with its executive officers for the purpose of better aligning the benefits provided by the agreements with industry standards.

     CHIEF EXECUTIVE OFFICER COMPENSATION. Mr. Emery served as Chief Executive Officer of the Company throughout the last fiscal year and is compensated on the same basis as the other executive officers as described above. He received a base salary of $377,212 during the fiscal year ended September 28, 2002, and received a bonus of $119,140 for fiscal year 2002. In addition, Mr. Emery receives reimbursements and certain fringe benefits available to executive officers of the Company. The Human Resources Committee is pleased with the performance of MTS in fiscal year 2002 despite the downturn in the economy. The Committee particularly recognizes Mr. Emery's leadership in the substantial growth in the Company's cash position during 2002, as this enhances the Company's financial flexibility. The Committee strongly endorses Mr. Emery's decisions and actions to strengthen the Company's internal operating performance and enhance the Company's potential for profitable growth in the future.

     BOARD ACTION. The full Board of Directors approves new stock option and stock purchase plans for submission to shareholder vote and approves the annual Company earnings and working capital objectives for inclusion in the Management Variable Compensation Plan. The full Board reviews all components of executive compensation and the Profit Sharing/Retirement Plan every two to three years.



                  SUBMITTED BY THE HUMAN RESOURCES COMMITTEE
                     OF THE COMPANY'S BOARD OF DIRECTORS:

                             Bruce D. Hertzke, Chairman
                             Brendan C. Hegarty
                             Barb J. Samardzich

SHAREHOLDER RETURN PERFORMANCE

     The graph below sets forth a comparison of the cumulative shareholder return of the Company's Common Stock over the last five fiscal years with the cumulative total return over the same periods for the Nasdaq Market Index and the Laboratory Apparatus and Analytical, Optical, Measuring, and Controlling Instruments Index (the "Analytical Instruments Index") (SIC Code 382). The graph below compares the cumulative total return of the Company's Common Stock over the last five fiscal years assuming a $100 investment on September 30, 1997 and assuming reinvestment of all dividends. The performance graph is not necessarily indicative of future investment performance.

                              [PLOT POINTS GRAPH]

                                                          FISCAL YEAR ENDED SEPTEMBER
                                  ---------------------------------------------------------------------------
                                   30, 1997      30, 1998     30, 1999     30, 2000     30, 2001     28, 2002
                                  ---------------------------------------------------------------------------
MTS SYSTEMS CORPORATION           $  100.00      $  82.0      $  58.9      $  41.1      $  69.3      $  59.5
-------------------------------------------------------------------------------------------------------------
NASDAQ MARKET INDEX                  100.00        101.6        166.0        220.3         90.1         72.1
-------------------------------------------------------------------------------------------------------------
ANALYTICAL INSTRUMENTS INDEX         100.00         69.1        163.3        587.4        361.9        279.7
-------------------------------------------------------------------------------------------------------------

   The Company's Common Stock closed at $9.66 per share on September 27, 2002.

EMPLOYMENT AND OTHER AGREEMENTS

     Sidney W. Emery, Jr. and Mauro G. Togneri, individually, have agreements with the Company under which, upon the termination of their employment with the Company other than for cause, such executive officers will receive monthly payments over periods of eighteen months and twelve months, respectively, based upon their highest annual salaries during any 12-month period during the preceding 36 months and the average annual management variable compensation and profit-sharing they received during the three most recent fiscal years ending immediately prior to termination. In addition, these executive officers will be entitled to continuation of their benefits during such period, and their stock options will continue to vest as if their employment had continued. As of the date hereof, the maximum aggregate amounts payable to each of Messrs. Emery and Togneri would be $817,045 and $266,392, respectively. As a condition of the receipt of such payments, these executive officers have agreed not to render services to any entity concerning any competing product for periods of eighteen months and twelve months, respectively, and have agreed to maintain the confidentiality of certain information deemed by the Company to be proprietary. In the event of a change of control, the terms of the change of control agreements described below will supersede the terms of these agreements.

     In April 2002, the Company entered into amended and restated change in control agreements with each of Sidney W. Emery, Jr., Susan E. Knight, Laura B. Hamilton and Mauro G. Togneri, and in June 2002, with Donald G. Krantz. In the event of a change in control, these executive officers will be entitled to receive, upon termination of their employment by the Company without cause or by the executive for good reason at any time within two years of such change in control, a lump-sum payment equal to twenty-four months of their annual compensation. In addition, these executive officers will be entitled to continuation of their benefits for a period of twenty-four months and reimbursement of legal fees in connection with the termination, including fees associated with the enforcement of the change in control agreements. As a condition of the receipt of such benefits, these executive officers have agreed not to render services to any entity concerning any competing product for a period of one year following the date of termination unless the change in control was not approved by the Company's Board of Directors. In general, a "change in control" would occur if 30% or more of the Company's outstanding voting stock was acquired by any person, if current members of the Board of Directors or their successors elected or nominated by such members ceased to constitute at least a majority of the Board of Directors, or if the Company consummated a merger, consolidation, share exchange, division or other reorganization with another company. The amount payable under the change in control agreements will be reduced by any amounts payable under other employment-related agreements that provide for similar payments.

     In connection with Susan E. Knight's hiring in October 2001, the Company provided Ms. Knight an offer letter regarding the terms of her employment, which included the salary reflected in the Summary Compensation Table and a guaranteed minimum bonus payment under the Management Variable Compensation Plan of $100,000 for fiscal year 2002.

DIRECTOR COMPENSATION

     Directors who are not otherwise directly or indirectly compensated by the Company are each paid directors' fees in the form of an annual retainer of $17,600, which includes five Board meetings. In addition, non-employee directors who attend over a total of five Board meetings or, at the discretion of the Committee Chair, committee meetings not held on the same day as a regular Board meeting, are compensated at a rate of $750 per half-day meeting and $1,500 per full-day meeting. Committee Chairs receive an additional $2,000 annually.

     Each of the non-employee directors who were elected at last year's Annual Meeting of Shareholders (Messrs. Brickman, Griffin, and Hertzke, Ms.
Samardzich, and Drs. Hegarty, Chameau and Whitman) were granted non-qualified options to purchase 4,000 shares each of Common Stock upon their re-election to the Board of Directors. Ms. Samardzich also received a fully-vested non-qualified option to purchase 4,000 shares of Common Stock upon her appointment to the Board of Directors in November 2001. Mr. Dewing received a fully-vested non-qualified option to purchase 4,000 shares of Common Stock upon his appointment to the Board of Directors in August 2002. Each of these options was granted at the fair market value of the Common Stock on the grant date. Each non-employee director will be granted a non-qualified option to purchase 4,000 shares of Common Stock upon their re-election to the Board of Directors at the Company's Annual Meeting of Shareholders to be held on February 12, 2003 at the fair market value of the Common Stock on such date. These options will vest on the six-month anniversary of the grant date. Non-employee directors are also reimbursed for travel expenses to Board of Directors' meetings.


                             AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors of the Company is composed of at least three independent directors and operates under a written charter adopted by the Board of Directors. Management is responsible for the Company's internal control and the financial reporting processes. The independent certified public accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States and to issue a report thereon. The Committee's responsibility is to monitor and oversee these processes.

     In consultation with KPMG LLP ("KPMG"), the Company's independent certified public accountants, and as discussed more fully in the Company's Annual Report on Form 10-K for fiscal year 2002, the Company restated its audited financial statements for the fiscal years ended September 30, 2001 and 2000, its unaudited financial statements for each of the quarters in the nine-month period ended June 30, 2002, and its selected financial data for fiscal years 1998 and 1999. In connection with the restatement, the Committee met eight times and held joint and independent discussions with management, outside counsel and KPMG regarding the matters that gave rise to the restatement. Management represented to the Committee that the Company's consolidated financial statements, as restated, were prepared in accordance with accounting principles generally accepted in the United States, and the Committee has reviewed and extensively discussed the restated consolidated financial statements with management and KPMG.

     In considering the Company's fiscal 2002 audited consolidated financial statements, the Committee discussed with KPMG matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). KPMG also provided to the Committee the written disclosures required by Independence Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with KPMG that firm's independence.

     Based upon the Committee's discussions with management and KPMG and the Committee's review of the representation of management and the report of KPMG, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended September 28, 2002 filed with the Securities and Exchange Commission.

                           Charles A. Brickman (Chair)
                           Jean-Lou Chameau
                           Merlin E. Dewing
                           Linda Hall Whitman

                              APPROVAL OF AUDITORS

                                  (PROPOSAL #2)

     The Board of Directors, with the unanimous recommendation of the Audit Committee, on May 31, 2002, dismissed Arthur Andersen LLP ("Andersen") and appointed KPMG as its independent certified public accountants and to serve as auditors for the Company's current fiscal year. Shareholder approval of the appointment is requested. In the event the appointment of KPMG will not be approved by the shareholders, the Board of Directors will make another appointment to be effective at the earliest feasible time.

     Representatives of KPMG are expected to be present at the Annual Meeting of Shareholders, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.


CHANGE IN PRINCIPAL ACCOUNTANTS

     In connection with the highly public events surrounding Andersen earlier this year, on May 31, 2002 the Board of Directors of the Company, with the unanimous recommendation of the Audit Committee of the Board of Directors, dismissed Andersen as the Company's independent certified public accountants, effective immediately. The audit reports of Andersen on the consolidated financial statements of the Company for the fiscal years ended September 30, 2001 and 2000 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

     During the Company's two most recent fiscal years ended September 30, 2001 and 2000 and through the date of Andersen's dismissal: (a) there were no disagreements with Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused Andersen to make reference to the subject matter of such disagreement in connection with Andersen's report on the Company's consolidated financial statements for such years; and (b) there were no reportable events as listed in Item 304(a)(1)(v) of Regulation S-K.

     Also on May 31, 2002, the Board of Directors of the Company, with the unanimous recommendation of the Audit Committee of the Board of Directors, appointed KPMG as the Company's independent certified public accountants for the Company's fiscal year ending September 28, 2002, effective immediately. During the Company's two most recent fiscal years and through the date of KPMG's appointment as independent auditors, neither the Company nor anyone acting on its behalf consulted KPMG with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(ii) of Regulation S-K.

     The Company provided Andersen and KPMG with a copy of the foregoing disclosures as required by SEC rules, and did not receive any statement from either Andersen or KPMG regarding the disclosures.


AUDIT FEES
     The Company expensed an aggregate of $1,162,000 for billed and unbilled services from KPMG in connection with the annual audit for fiscal year 2002, the review and re-review of the Company's financial statements included in the Company's quarterly reports on Form 10-Q for fiscal year 2002 and the re-audit of the Company's financial statements for fiscal years 2001 and 2000. Andersen also billed the Company an aggregate of $24,083 in connection with the review of the Company's financial statements included in the Company's quarterly reports on Form 10-Q for the first two quarters of fiscal year 2002. The above amounts include out-of-pocket expenses incurred by KPMG and Andersen, respectively, in connection with the provision of such services.


FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     Neither KPMG nor Andersen rendered any professional services to the Company in fiscal year 2002 with respect to financial information systems design and implementation.


ALL OTHER FEES

     KPMG billed the Company an aggregate of $663,529 for services provided and out-of-pocket expenses incurred in connection with process improvement project management. An aggregate of $356,868 of these fees and expenses were billed prior to KPMG's appointment as the Company's independent certified public accountants. In addition, KPMG billed the Company $11,250 for assistance with other accounting matters and the audit of an employee benefit plan, and $118,900 for tax compliance and tax-related services. Andersen also billed the Company an aggregate of $253,191 for services provided and out-of-pocket expenses incurred in connection with accounting research and tax compliance. The Audit Committee of the Board of Directors has determined that the provision of the services described above was and is compatible with maintaining the independence of Andersen and KPMG, respectively.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO APPROVE THE APPOINTMENT OF KPMG.


                              SHAREHOLDER PROPOSALS

     The proxy rules of the SEC permit shareholders of a company, after timely notice to the company, to present proposals for shareholder action in the company's Proxy Statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by action of the company in accordance with the proxy rules. In order for a shareholder proposal to be considered for inclusion in the Proxy Statement for the Company's Annual Meeting of Shareholders to be held in 2004, the proposal prepared in accordance with the proxy rules must be received by the Secretary of the Company in writing no later than September 17, 2003. In addition, if the Company receives notice of a shareholder proposal before December 3, 2003, or after January 2, 2004, such proposal will be considered untimely pursuant to Rules 14a-4 and 14a-5(e) and the persons named in proxies solicited by the Board of Directors for its 2004 Annual Meeting of Shareholders may exercise discretionary voting power with respect to such proposal.

     The Company's Bylaws provide that certain additional requirements be met in order that business may properly come before the shareholders at the Annual Meeting. Among other things, shareholders intending to bring business before the Annual Meeting must provide written notice of such intent to the Secretary of the Company. Such notice must be given not less than 45 days nor more than 75 days prior to a meeting date corresponding with the previous year's Annual Meeting date, and must contain certain required information. Shareholders desiring to bring matters for action at an Annual Meeting should contact the Company's Secretary for a copy of the relevant procedure. Since no notice was received with respect to this year's Annual Meeting, no shareholder may bring additional business before the Annual Meeting for action.

                                     GENERAL


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors to file initial reports of ownership and reports of changes in ownership with the SEC. Based solely on a review of the copies of such reports and written representations from the Company's executive officers and directors, the Company notes that all such reports have been filed in a timely manner, except that James M. Egerdal filed a late Form 4 for an option exercise which occurred in January 2002.


OTHER MATTERS

     The management of the Company knows of no matters other than the foregoing to be brought before the Annual Meeting. However, the enclosed proxy gives discretionary authority in the event that any additional matters should be presented.

     The Annual Report of the Company for the fiscal year ended September 28, 2002 is enclosed herewith.

                                    APPENDIX
                                      PROXY
                            MTS SYSTEMS CORPORATION
              ANNUAL MEETING OF SHAREHOLDERS -- FEBRUARY 12, 2003

     The undersigned hereby appoints Sidney W. Emery, Jr. and John R. Houston (the "Proxies"), each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of MTS Systems Corporation, held of record by the undersigned on December 27, 2002, at the ANNUAL MEETING OF SHAREHOLDERS to be held on February 12, 2003, or any adjournments or postponements thereof.

  (1) ELECTION OF      [ ] FOR all nominees             [ ] WITHHOLD AUTHORITY
      DIRECTORS:           (except as marked below)         to vote for nominees
                                                            listed

 JEAN-LOU CHAMEAU, MERLIN E. DEWING, SIDNEY W. EMERY, JR., LINDA HALL WHITMAN,
           BRENDAN C. HEGARTY, BRUCE D. HERTZKE, BARB J. SAMARDZICH

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE MARK THE FOR BOX AND WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)

--------------------------------------------------------------------------------

  (2) The proposal to ratify and approve the appointment of KPMG LLP as independent certified public accountants for the Company.

                [ ] FOR     [ ] AGAINST     [ ] ABSTAIN

  (3) In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


        (CONTINUED, AND TO BE COMPLETED AND SIGNED ON THE REVERSE SIDE)

                        (CONTINUED FROM THE OTHER SIDE)

     THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH PROPOSAL.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED "FOR" PROPOSALS (1) AND (2).


                                             Dated:  ___________________________

                                             Signed: ___________________________
                                                      Signature of Shareholder

                                             Signed: ___________________________
                                                      Signature of Shareholder

                                             Please vote, date and sign this
                                             Proxy Statement as your name is
                                             printed hereon. When signing as
                                             attorney, executory administrator,
                                             trustee, guardian, etc. give full
                                             title as such. If the stock is held
                                             jointly, each owner should sign. If
                                             a corporation, please sign in full
                                             corporate name by President or
                                             other authorized officer. If a
                                             partnership, please sign in
                                             partnership name by authorized
                                             person.